Exhibit 99.1

Name and Address of Reporting Person:	Brookfield Asset Management Inc.
Brookfield Place
181 Bay Street, Suite 300 PO Box 762
Toronto, CAN M5J2T3

Issuer Name and Ticker or Trading Symbol:	Vistra Energy Corp. [VST]

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	June 21, 2019

Footnotes to Form 4

(1)
This Form 4 is being jointly filed by and on behalf of each of the following persons (each a “Reporting Person”): Titan Co-Investment-RBS, L.P. (“Titan RBS”); Titan Co-Investment GP, LLC (“Titan Co-Invest”); Brookfield Asset Management (“BAM”); Partners Limited (“Partners”); Brookfield Private Equity Inc. (“BPE”); (Brookfield US Inc. (“BUSI); Brookfield Private Equity Holdings LLC (“BPEH”); Brookfield Private Equity Direct Investments Holdings LP (“BPE DIH”); Brookfield Private Equity Group Holdings LP (“BPEGH”); Brookfield Capital Partners Ltd. (“BCPL”); Brookfield Holdings Canada Inc. (“BHC”); Brookfield Private Funds Holdings Inc. (“BPFH”); Brookfield Canada Adviser, LP (“BCA”); and Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P. (“BAMPIC”).

(2)
Other than Titan RBS, the Reporting Persons do not themselves directly hold any shares of Common Stock, but are controlling entities of certain of the Investment Vehicles (as defined below).  The filing of this statement shall not be deemed to be an admission that, for purposes of Section 16 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, the Reporting Persons are the beneficial owners of any securities reported herein.

(3)
The Reporting Persons and the Investment Vehicles may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act.  Each of the Reporting Persons may be deemed to beneficially own the securities beneficially owned by the Investment Vehicles directly or indirectly controlled by it, but each disclaims beneficial ownership of such securities, except to the extent of such Reporting Person’s pecuniary interest therein.  In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by the Investment Vehicles is reported herein.

(4)
Cyrus Madon, a Senior Managing Partner of BAM, was initially appointed to the board of directors of the Issuer as a representative of affiliates of BAMPIC, which includes each of the Reporting Persons.  Each of the Reporting Persons is a “director by deputization” solely for purposes of Section 16 of the Exchange Act.

(5)
198,937 shares of Common Stock held directly by Titan Co-Investment-RBS, L.P. (“Titan RBS”), following the sale of 1,900,000 shares, and 29,563 shares of Common Stock representing Titan RBS’s interest in Longhorn Capital GS L.P. (“Longhorn”).

(6)	22,817,924 shares of Common Stock held directly by Brookfield Titan Holdings LP (“Titan Holdings”) and 772,128 shares of Common Stock representing Titan Holdings’ interest in Longhorn.

(7)	1,903,300 shares of Common Stock held directly by Titan Co-Investment-AC, L.P. (“Titan AC”) and 130,445 shares of Common Stock representing Titan AC’s interest in Longhorn.

(8)	532,398 shares of Common Stock held directly by Titan Co-Investment-CN, L.P. (“Titan CN”) and 109,076 shares of Common Stock representing Titan CN’s interest in Longhorn.

(9)	139,838 shares of Common Stock held directly by Titan Co-Investment-DS, L.P. (“Titan DS”) and 1,929 shares of Common Stock representing Titan DS’s interest in Longhorn.

(10)	223,384 shares of Common Stock held directly by Titan Co-Investment-FN, L.P. (“Titan FN”) and 35,374 shares of Common Stock representing Titan FN’s interest in Longhorn.

(11)	223,384 shares of Common Stock held directly by Titan Co-Investment-GLH, L.P. (“Titan GLH”) and 35,374 shares of Common Stock representing Titan GLH’s interest in Longhorn.

(12)	2,591,601 shares of Common Stock held directly by Titan Co-Investment-HI, L.P. (“Titan HI”) and 74,744 shares of Common Stock representing Titan HI’s interest in Longhorn.

(13)	563,838 shares of Common Stock held directly by Titan Co-Investment-ICG, L.P. (“Titan ICG”) and 105,183 shares of Common Stock representing Titan ICG’s interest in Longhorn.

(14)	279,675 shares of Common Stock held directly by Titan Co-Investment-LB, L.P. (“Titan LB”) and 3,858 shares of Common Stock representing Titan LB’s interest in Longhorn.

(15)	244,213 shares of Common Stock held directly by Titan Co-Investment-MCG, L.P. (“Titan MCG”) and 25,366 shares of Common Stock representing Titan MCG’s interest in Longhorn.

(16)
562,650 shares of Common Stock held directly by Titan Co-Investment-MRS, L.P. (“Titan MRS” and together with Titan AC, Titan CN, Titan DS, Titan FN, Titan GLH, Titan HI, Titan ICG, Titan LB, Titan MCG and Titan RBS, the “Titan Vehicles”).and 7,884 shares of Common Stock representing Titan MRS’s interest in Longhorn.

(17)
96,960 shares of Common Stock held directly by BCP Titan Aggregator, L.P. (“Aggregator”) and 4,408,440 shares of Common Stock representing Aggregator’s interest in BCP Titan Margin Aggregator LP (“Titan Margin”).

(18)
200,264 shares of Common Stock held directly by BCP Titan Sub Aggregator, L.P. (“Sub Aggregator” and together with Aggregator, the “Aggregator Vehicles” and together with Titan Holdings and the Titan Vehicles, the “Investment Vehicles”), 4,593,055 shares of Common Stock representing Sub Aggregator’s interest in Titan Margin, and 679,402 shares of Common Stock representing Sub Aggregator's interest in Longhorn.

(19)
Each of BPE DIH, as a limited partner of Titan Holdings, BPEGH, as a limited partner of Titan Holdings and each of the Titan Vehicles, BPE, as the general partner of BPE DIH and BPEGH, Titan Co-Invest, as the general partner of each of the Titan Vehicles, BPEH, as an shareholder of Titan Co-Invest, BUSI, as shareholder of BPE, BHC, as indirect shareholder of BUSI, BAM, as limited partner of BPE and shareholder of BHC, and Partners, as shareholder of BAM, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock directly beneficially owned by Titan Holdings and/or the Titan Vehicles.  Each of BPE DIH, BPEGH, BPE, Titan Co-Invest, BPEH, BUSI, BHC, BAM and Partners disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by Titan Holdings and/or the Titan Vehicles, except to the extent of any indirect pecuniary interest therein.

(20)
Each of BCPL and BAMPIC, as indirect owners of Longhorn and the Aggregator Vehicles, BCA, as limited partner of BAMPIC, BPFH, as limited partner of BCA, BHC, as shareholder of BPFH, BAM, as shareholder of BHC, and Partners, as shareholder of BAM, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock directly beneficially owned by the Aggregator Vehicles or Longhorn. Each of BCPL, BAMPIC, BCA, BPFH, BHC, BAM and Partners disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by the Aggregator Vehicles and/or Longhorn, except to the extent of any indirect pecuniary interest therein.